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                                                                  EXHIBIT 10.10

                                JAMISON BUILDING
                                  OFFICE LEASE

         This Lease, made and entered into this 1st day of February, 2001, by and between Bruce Rhine as Landlord, and ASTI Operating Company, Inc. as Tenant.

         Landlord hereby leases to Tenant and Tenant leases from Landlord, those certain premises described as Suite 207, Suite 201 and Suite 101 in the Jamison Building located at 131 NW Hawthorne Ave., Bend, Oregon, 97701 for the term commencing February 1, 2001 and terminating September 30, 2001.

         Landlord and Tenant covenant and agree as follows:

         1.1      RENT

         Rent for the premises shall be in the amount of $3,491.25 per month and payable in advance on the first day of each month commencing February 1, 2001.

         2.1      PRORATED AND LATE RENT PAYMENTS

         Tenant shall pay the Rent for the Premises without deduction or offset. Rent for any partial month during the leased term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Rent not paid within 5 days of date due shall be subject to a late charge of 10% of the base rent.

         3.1      ANNUAL RENT

         The rent as provided for herein shall be increased on the anniversary of each lease year by 3.0%.

         4.1      DELIVERY OF POSSESSION

         Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within ninety (90) days following commencement of the term, then Tenant may elect to cancel this Lease by notice to Landlord within ten (10) days following expiration of the 90-day period. Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the terms of this Lease in any manner. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed, in writing, to do.

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         5.1      SECURITY DEPOSIT

         Upon execution of the Lease, Tenant has paid the Rent for the first full month of the Lease term for which rent is payable and in addition has paid the sum of $0.00 as Security Deposit. Landlord may apply the Security Deposit to pay the cost of performing any obligation which Tenant fails to perform within the times required by this Lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. To the extent not applied by Landlord to cure defaults by Tenant, the Security Deposit shall be returned to the Tenant within 10 days of the termination of this lease.

         6.1      USE

         Tenant shall use the Premises as a professional office and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

         7.1      EQUIPMENT

         Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location and manner of installing any electrical, heat generating or communication equipment or exceptionally heavy articles. Any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense.

         8.1      SIGNS

         Tenant shall not be entitled to any signs except that Tenant's name shall be listed on the Building directory and on the entrance to each suite. Signs will be at Tenants expense and are a requirement of this lease.

         9.1      UTILITIES AND SERVICES

         Landlord will furnish heat, electricity, elevator service, and air conditioning during the normal Building hours of 8:00 AM to 5:30 PM, Monday through Saturday, except holidays. Janitorial service will be provided to all common areas. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to

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Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, but Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts.

         10.1     EXTRA USAGE

         If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, as specified in 9.1 above, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half (1/2) of the cost of such determination.

         11.1     MAINTENANCE AND REPAIR

         Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of the needed maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installations. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this Lease by Tenant, its employees or invitees shall be at Tenant's expense.

                  11.2 Landlord agrees to be responsible for the heating, ventilating and cooling systems, concealed wiring, plumbing and drain pipes and light fixtures that are part of the Building.

                  11.3 Tenant shall at all times take good care of the Premises. Tenant shall be solely responsible for the professional cleaning and upkeep of any and all carpeting installed in the Leased Premises. Tenant shall further be solely responsible for specialty wiring requirements for computers, or other equipment, and the replacement of special-purpose tight bulbs. Landlord is not responsible for damage to Tenant's electrical or computing equipment due to power outages or electrical surges.

         12.1     ALTERATIONS

         Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent. Any such additions, alterations, or improvements, except for removable machinery and unattached movable trade fixtures, shall at once become part of

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the realty and belong to Landlord. Landlord may at its option require that
Tenant remove any alterations and restore the Premises to the original condition upon termination of this Lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with any work being performed by Tenant in the Premises.

         13.1     INDEMNITY

         Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss, including but not limited to attorney's fees and court costs, occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this Lease. Landlord shall have no liability to Tenant because of loss or damage caused by the acts or omissions of other Tenants of the Building, or by third parties.

         14.1     INSURANCE

         Tenant shall procure and thereafter during the term of the Lease shall continue to carry the following insurance at Tenant's cost: Public liability and property damage insurance acceptable in coverage of $500,000 combined single-limit by a responsible company acceptable to Landlord. The insurance shall have an endorsement naming Landlord and Landlord's agent, and Tenant shall furnish a certificate evidencing such insurance which shall state the coverage shall not be cancelled or materially changed without ten (10) days' written notice to Landlord and Landlord's agent, if any, and the renewal certificate shall be furnished at least ten (10) days prior to expiration of any policy.

         15.1     FIRE OR CASUALTY

         "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or a substantial portion of the Building to be unusable, which will cost more than twenty-five percent (25%) of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this Lease by notice in writing to Tenant within thirty (30) days after such date. If this Lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by Tenant.

         16.1     WAIVER OF SUBROGATION

         Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the

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Premises. Neither Landlord nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a standard all risk insurance policy with an extended coverage endorsement, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

         17.1     EMINENT DOMAIN

         If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking. In the event the condemning authority does not take title to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, rent shall be reduced from the date of taking, with the reduction to be in proportion to the area of the Premises not useable by Tenant, and the Lease shall remain in full force and effect.

         18.1     ASSIGNMENT AND SUBLETTING

         This Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this Lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. Said consent shall not be unreasonably withheld. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. If Tenant proposes a subletting or assignment to Landlord, Landlord shall have the option of terminating this Lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant. Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorneys' fees.

         19.1     DEFAULT

         Any of the following shall constitute a default by Tenant under this
Lease:

                  19.1.1 Tenant's failure to pay rent or any other charge under this Lease within ten (10) days after it is due, or failure to comply with any other term or condition

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including occupancy as set fourth in Addendum A within twenty (20) days following written notice from Landlord specifying the noncompliance.

                  19.1.2 Tenant's insolvency, business failure or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for Tenant's properties.

                  19.1.3 Assignment or subletting by Tenant in violation of paragraph 18.1.

                  19.1.4 Vacation or abandonment of the Premises without the written consent of Landlord.

                  19.1.5 Failure 20 days after written notice received, to perform, live up to, or remedy earlier failure to abide by "Rules For Occupancy", see Addendum "A", attached hereto.

         20.1     REMEDIES FOR DEFAULT

         In case of default as described in paragraph 19.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable laws:

                  20.1.1 Landlord may terminate the lease and retake possession of the Premises. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.

                  20.1.2 Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this Lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur throughout the Lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease. Such damages shall be measured by the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

                  20.1.3 Landlord may make any payment or perform any obligation which Tenant has failed to perform as required under paragraph 10.1 hereof, in which case

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Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of expenditure at the rate of twelve percent (12%) per annum. Any such payment or performance by Landlord shall not waive Tenant's default.

         21.1     SURRENDER

         On expiration or early termination of this Lease Tenant shall deliver all keys to Landlord and surrender the Premises broom clean and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this Lease except that rent shall be one-and-one-half (1-1/2) times the total rent being charged when the Lease term expired; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

         22.1     REGULATIONS

         Landlord shall have the right (but shall not be obligated) to make, revise and enforce regulations or policies consistent with this Lease for the purpose of promoting safety, order, economy, cleanliness, and good service to all tenants of the Building (See ADDENDUM A, attached).

         23.1     ACCESS

         Landlord shall have the right to enter upon the Premises to perform necessary services, maintenance and repairs to the Building or the Premises. Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

         24.1     NOTICES

         Notices between the parties relating to this Lease shall be in writing, effective when delivered. Notice to Tenant may always be delivered to 131 NW Hawthorne Suite 207, Bend, OR 97701. Rent shall be payable to Landlord at INVESTwest Commercial Real Estate 142 NW Hawthorne Ave., Bend, OR 97701 unless directed otherwise, but shall be considered paid only when received. Notices to Landlord will be addressed as is the rent payment.

         25.1     TRANSFER OF BUILDING

         If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this

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Lease, and, provided the purchaser assumes all obligations hereunder, the transferor shall have no further liability hereunder.

         26.1     ESTOPPELS

         Either party will within twenty (20) days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this Lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit, prepaid rent, or lease consideration; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this Lease.

         27.1     QUIET ENJOYMENT

         Landlord warrants that so long as Tenant complies with all terms of this Lease, it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Landlord shall have no liability to Tenant for loss or damages arising out of the acts of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

         28.1     COMPLETE AGREEMENT

         This Lease and the attached Addendum constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein. This Lease may not be modified except by endorsement in writing attached to this Lease, dated and signed by all the parties hereto.

         29.1     FORCE MAJEURE

         In the event that Landlord shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of strikes, lock-outs, casualties, Acts of God, labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrections, war, or other cause beyond the reasonable control of Landlord, then Landlord shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

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         30.1     WAIVER

         No covenant, term or conditions of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord. The covenants of this Lease are continuing covenants and the waiver by the Landlord of breaches of said covenants shall not be deemed a waiver of subsequent breaches thereof. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so excepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         31.1     DISCLOSURE

         Tenant acknowledges that INVESTwest Commercial Real Estate, agent for owner, is licensed by the State of Oregon, as a real estate broker. Said agent is not representing the Tenant in any manner.

         32.1     ASSIGNED PARKING

         Tenant is allocated 10 assigned parking space(s).

         33.1     ATTORNEY'S FEES

         If any suit or action is filed by any party to enforce this agreement or otherwise with respect to the subject matter of this agreement, or any appeal thereof, the prevailing party shall be entitled to recover reasonable attorney fees.

         34.1     INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease as of the day and year first above written.

                                          By:  /s/  Bruce Rhine
                                              --------------------------------
                                              Bruce Rhine, Landlord

                                          By:  /s/  Martha Rhine
                                              --------------------------------
                                              Martha Rhine, Landlord

TENANT:  ASTI Operating Company, Inc.

                                          By:  /s/  Bette D. Butler
                                              --------------------------------
                                              Bette D. Butler, Controller

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                                JAMISON BUILDING
                               RULES FOR OCCUPANCY

                                  ADDENDUM "A"

         1. THE JAMISON BUILDING IS A NON-SMOKING BUILDING. NO SMOKING IS ALLOWED WITHIN THE BUILDING.

         2. The sidewalks, entrances, passages, courts, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the leased premises.

         3. No awnings or other projections shall be attached to the outside or corridor walls of the building without the prior written consent of the Landlord. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of the leased premises without the prior written consent of the Landlord.

         4. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Tenant on any part of the outside or inside of the leased premises or building without the prior written consent of the Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the Tenant violating this rule. Interior signs on each Suite entrance shall be inscribed, painted, or affixed for each Tenant by the Landlord at the expense of the Tenant, and shall be of a size, color, and style acceptable to the Landlord. Landlord reserves the right to install and maintain a sign or signs on the exterior.

         5. The sashes, sash doors, windows and doors that reflect or admit light and air into the halls, passageways, or other public places in the building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels, or other articles be placed on the window ledges.

         6. No articles shall be put in front of or affixed on any part of the exterior of the building nor placed in the halls, or common areas, without prior written consent of the Landlord.

         7. The water, wash closets, and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substance shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose employees, or agents, shall have caused the same.

         8. No Tenant shall mark, paint, drill into, or in any way deface any part of the leased premises or the building of which they form a part. No boring, cutting, or

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stringing of wires shall be permitted except with the prior written consent of the Landlord and as it may direct. No Tenant shall lay linoleum or other similar floor covering, so that the same shall come direct in direct contact the floor of the leased premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other similar material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         9. No bicycles, baby carriages, vehicles, birds, or animals of any kind shall be brought into or kept in or about the premises, and no cooking shall be done or permitted by any Tenant on the said premises. However, this does not prevent Tenant from having coffee, soft drinks, or other food items for use of Tenant's employees, agents or visitors. Tenant shall not cause or permeate any unusual or objectionable odors to be produced upon or permeate from the leased premises. Should Tenant utilize their own coffee machines, Tenant shall have install an automatic shutoff timer to the outlet of such machine(s) as a safety measure.

         10. No space in the building shall be used for manufacturing, or for the sale of property of any kind at auction.

         11. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them. No Tenant shall throw anything out of the doors or down the passageways.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes by made in existing locks or the mechanism thereof, without the prior written approval of the Landlord, which approval shall not be unreasonably withheld. Tenant will be supplied, free of charge, with two keys for each door on the leased premises together with two exterior door keys. Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of exterior doors, offices, and lavatories, either furnished to or otherwise procured by such Tenant.

         13. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Landlord or its agent may reasonably determine from time to time. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two inch (2") thick plank strips to distribute the weight. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the building manager and under his supervision. Tenant agrees not to place a load upon any floor of the leased premises exceeding the floor load per square foot area which such floor was (and is) designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Lessee at Lessee's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

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         14.      No Tenant shall occupy or permit any portion of the premises leased to be used as a barber or manicure shop.

         15.      The premises shell not be used for lodging or sleeping.

         16. Canvassing, soliciting, and peddling in the building are prohibited, and each Tenant shall cooperate to prevent the same.

         17. The Landlord specifically reserves the right to refuse admittance to the building at such times and to such persons as in his or his agents opinion, acting reasonably presents a threat to the security to the building or its occupants.

         18. The building refuse receptacle is available for rubbish disposal by the building tenants for office generated refuse. No refuse whatever maybe placed in receptacle unless it is the result of the Tenant's normal business operation.

         19. Tenants shall use prudence when moving heavy office furniture into the building particularly when such acts include the use of a hand truck and will be held responsible for Tenant's failure to do so.

         20. The Tenant shall arrange for any carpet cleaning or damage to the carpeting or walls of the premises should such damage result from the use of dollies or handcarts used in the premises.

         21. The temperature of each office is regulated individually, therefore tenants shall not keep their office door open other than as required for access and egress. Failure to observe this rule may result in overheating of the AC units or failure of the suite's thermostat to properly regulate the office temperature, therefore any repairs or service calls resulting from such practice will be surcharged to the tenant of that suite.

         22. The five (5) parking spaces designated as VISITOR are for the EXCLUSIVE use of Tenants clients and patients. Any Tenant or employee of a Tenant found parking in these visitor spaces during normal business hours (Monday thru Saturday) will be towed. There will be no exceptions.

         23. Anyone admitted after the doors are locked will only be by Tenant meeting the party at the door, under no circumstances will the door be left open or unlocked.

         24. Assignment of parking spaces is the Landlords sole prerogative and Tenant will not assign, rent or lease any parking.

                                     ACCEPTED: ASTI Operating Company, Inc.

                                       /s/ Bette D. Butler
                                     -----------------------------------
                                     By: Bette D. Butler, Controller

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